Exhibit 10.1

AMENDMENT NO. 1 TO AT THE MARKET ISSUANCE AGREEMENT

May 29, 2024

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor
New York, New York 10171

JonesTrading Institutional Services LLC
325 Hudson St., 6th Floor

New York, NY 10013

Ladies and Gentlemen:

Movano Inc., a Delaware corporation (the “Company”) and B. Riley Securities, Inc. (“B. Riley”) are parties to that certain At the Market Issuance Agreement dated August 15, 2022 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The Company and B. Riley desire to amend the Original Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”) as follows:

1. The definition of “Agent” in the first paragraph of the Original Agreement is hereby amended to substitute JonesTrading Institutional Services LLC (“Jones”) for B. Riley. All references to B. Riley in the Original Agreement shall be deemed to refer to Jones effective immediately.

2. Section 12 of the Original Agreement is deleted in its entirety and replaced with the following:

“Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to JonesTrading Institutional Services LLC, 900 Island Park Drive, Suite 200, Daniel Island, SC 29492, Attn: Burke Cook (burke@jonestrading.com); with a copy to Duane Morris LLP, 1540 Broadway, New York, NY 10036, Attention: Dean M. Colucci (dmcolucci@duanemorris.com); and notices to the Company shall be directed to 6800 Koll Center Parkway, Pleasanton, CA 94566, Attention: J. Cogan (jcogan@movano.com), with a copy to K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, NC 28202, Attention: Mark Busch (mark.busch@klgates.com).

3. From and after the date hereof, Jones shall be considered to be an Agent under the Original Agreement, as amended hereby, and agrees to be bound by the terms of the Original Agreement, as amended hereby.

4. From and after the date hereof, B. Riley shall be removed as an Agent under the Original Agreement, as amended hereby, and shall no longer have any further rights or obligations under the Agreement. Notwithstanding any of the forgoing to the contrary, the provisions of Section 9 of the Original Agreement shall survive the termination of B. Riley’s obligations under the Original Agreement pursuant to this Amendment.

5. Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

6. This Amendment together with the Original Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company, B. Riley and Jones. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

7. EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES), B. RILEY, AND JONES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

9. Each of the Company, B. Riley and Jones agrees that any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 12 of the Original Agreement, as amended by this Amendment, shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company, B. Riley and Jones irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company, B. Riley, and Jones, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Agreement between the Company and B. Riley.

Very truly yours,

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Head of Investment Banking

JONESTRADING INSTITUTIONAL SERVICES LLC

By:	/s/ Burke Cook
Name:	Burke Cook
Title:	General Counsel & Secretary

ACCEPTED as of the date first-above written:
MOVANO INC.

By:	/s/ J Cogan
Name:	J. Cogan
Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to At Market Issuance Agreement]